SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 16, 2010

(Date of earliest event report)
WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
Federal Way, Washington 98063-9777

(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code:
(253) 924-2345
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C., 20549
ITEM 7.01. REGULATION FD DISCLOSURE
On April 16, 2010, Weyerhaeuser Company issued a press release stating the following:
Weyerhaeuser Shareholders’ Vote Clears Path for REIT Conversion
FEDERAL WAY, Wash. (April 16, 2010) — Yesterday Weyerhaeuser Company announced it has received shareholder approval to issue a significant number of shares to enable the payout of its Earnings and Profits to shareholders in conjunction with its conversion to a Real Estate Investment Trust (REIT).
No timetable has been set for the conversion and Earnings and Profit payout, however, the Board of Directors has previously stated that the earliest and most likely timing would be in 2010.
The Board of Directors also announced, when the Earnings and Profit payout occurs it intends to distribute the maximum amount of stock allowable under the Internal Revenue Code. For 2010, the IRS allows a 90% stock distribution of Earnings and Profits.
“The REIT structure best supports our strategic direction,” said Dan Fulton, President and CEO. “We appreciate the approval by shareholders which will allow us to take the necessary steps to complete the conversion process.”
Weyerhaeuser Company, one of the world’s largest forest products companies, was incorporated in 1900. In 2009, sales were $5.5 billion. It has offices or operations in 10 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction and development. Additional information about Weyerhaeuser’s businesses, products and practices is available at http://www.weyerhaeuser.com.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY
By	/s/ Jeanne Hillman
	Its:	Vice President and Chief Accounting Officer

Date: April 19, 2010